Contacts:
Justin Renz	.
Senior Vice President, CFO
CombinatoRx, Incorporated
617-301-7575
JRenz@combinatorx.com

Gina Nugent
857-753-6562
gnugent@combinatorx.com

COMBINATORX REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR-END 2009

-- Provides Key Goals for 2010 --

CAMBRIDGE, Mass. – March 25, 2010 - CombinatoRx, Incorporated (NASDAQ: CRXX) today reported financial results for the fourth quarter and year-ended December 31, 2009 and provided pipeline and business goals for 2010.

“With the successful approval of Exalgo and the Neuromed merger and integration complete, we are uniquely positioned to become a thriving biopharmaceutical business,” commented Mark H.N. Corrigan, MD, President and CEO of CombinatoRx. “We will leverage our expertise and pipeline to develop innovative products for the treatment of pain and inflammation and have focused our portfolio and R&D efforts in these core therapeutic areas.”

2009 and Recent Accomplishments:

·	The U.S. Food and Drug Administration (FDA) approved Exalgo™ (hydromorphone HCl) extended- release tablets, for the management of moderate to severe pain in opioid tolerant patients requiring continuous, around-the-clock opioid analgesia for an extended period of time. The approval of Exalgo triggered a $40.0 million milestone payment to CombinatoRx from Mallinckrodt Inc., a Covidien company, who acquired the U.S. marketing rights to Exalgo. Going forward, CombinatoRx is eligible to receive tiered royalties on net sales of Exalgo by Covidien.

·	CombinatoRx and Neuromed Pharmaceuticals Inc. merged, bringing together the product assets and financial resources of both organizations, including Exalgo™ revenue, the combined portfolio of product candidates and both company’s unique drug discovery capabilities. Mark Corrigan, MD, former EVP of Research & Development at Sepracor and a member of the CombinatoRx board of directors, was appointed President and Chief Executive Officer of CombinatoRx.

·	Prednisporin TM (FOV1101), a CombinatoRx-derived combination drug candidate, was recognized as a key asset by Sanofi-Aventis in its acquisition of our collaborator, Fovea Pharmaceuticals, based on positive clinical results with Prednisporin in subjects with persistent allergic conjunctivitis.

CombinatoRx also enhanced its economic interest in Prednisporin and the other product candidates licensed to Fovea for ophthalmic development. CombinatoRx will be eligible to receive development and regulatory-based milestone payments for Prednisporin of up to approximately $40.0 million and increased tiered royalty payments of up to 12% of net sales.

·	Phase 2 clinical data was presented on Synavive TM (CRx-102) in knee osteoarthritis (OA) at the American College of Rheumatology (ACR) 2009 Annual Meeting and the Annual European Congress of Rheumatology meeting (EULAR) in which efficacy was observed early in treatment and sustained in all WOMAC measurement subscales including pain, stiffness and physical function. These efficacy

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levels were maintained throughout the 12-month knee OA extension trial and, importantly, no treatment-related increases in glucocorticoid associated adverse events were observed in the Synavive-treated subjects.

·	A strategic alliance was established with the Novartis Institutes for Biomedical Research, Inc. focused on the discovery of novel anti-cancer combinations utilizing the CombinatoRx proprietary combination high throughput screening (cHTS) platform and Chalice analyzer software. This non-exclusive collaboration is exploring combination effects in cell lines representing a broad spectrum of cancers to provide a robust and systematic understanding of combination therapy opportunities. CombinatoRx received an upfront payment, research funding support for two years and is eligible to receive clinical, regulatory and commercial milestones. In addition, CombinatoRx retains the right to conduct oncology research on its own behalf as well as partner with others in the field of oncology, and retains certain intellectual property which may arise from the collaboration.

2010 Pipeline and Business Goals:

·	Focus the CombinatoRx portfolio and development efforts in the core therapeutic areas of pain and inflammation:

	o	Exalgo, which is licensed to Covidien, for the management of moderate to severe pain in opioid tolerant patients requiring continuous, around-the-clock opioid analgesia for an extended period of time.

	o	Synavive (CRx-102) for the treatment of immuno-inflammatory diseases.

	o	Prednisporin (FOV1101) which is licensed to Fovea, a subsidiary of Sanofi Aventis, for the treatment of inflammatory ocular diseases such as allergic conjunctivitis.

	o	N-Type and T-Type calcium channel blockers for the treatment of chronic pain.

·	Advance development of an existing product candidate:

	o	Synavive (CRx-102) for the treatment of osteoarthritis

·	Advance an N-type lead program from our Ion channel modulation platform into development.

·	Continue to apply our state-of-the-art drug discovery technologies to discover new pain and inflammation product candidates for our internal portfolio:

	o	Selective Ion channel modulation platform

	o	cHTS drug discovery technology

·	Continue to seek additional revenue-generating research and technology collaborations for our drug discovery platform.

·	Maintain financial strength with sufficient resources to fund operations into 2014.

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Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

Fourth Quarter and Year-End 2009 Financial Results (Unaudited):

As of December 31, 2009, CombinatoRx had cash, cash equivalents, restricted cash and short-term investments of $25.9 million compared to $43.7 million on December 31, 2008.

Total revenue was $8.6 million in the fourth quarter of 2009 compared to $3.5 million reported in the fourth quarter of 2008. For the year ended December 31, 2009, revenue was $17.3 million compared to $12.3 million for 2008. Revenue increased from 2008 to 2009 due to the accelerated recognition of deferred revenue related to the early termination of our agreement with Angiotech.

Net income for the quarter ended December 31, 2009 was $25.2 million, or $0.57 per share, as compared to a $15.2 million loss, or ($0.43) per share, in the fourth quarter of 2008. Stock-based compensation expense was approximately $0.8 million in the fourth quarter of 2009 as compared to $0.9 million in the fourth quarter of 2008. For the year ended December 31, 2009, net income from continuing operations was $1.3 million, or $0.03 per share, compared to a net loss of $60.6 million, or $(1.74) per share, in the year ended December 31, 2008. Stock-based compensation expense was approximately $3.9 million and $5.7 million in the years ended December 31, 2009, and 2008, respectively.

Research and development expenses totaled $3.1 million in the fourth quarter of 2009 compared to $9.8 million in the fourth quarter of 2008. Research and development expenses were $21.2 million in the year ended December 31, 2009 compared to $55.3 million in the year ended December 31, 2008. The $34.1 million decrease from the 2008 period to the 2009 period was primarily due to a decrease of $16.7 million in preclinical and external clinical expenses, a $10.8 million decrease in compensation and benefit expenses, associated with reduced headcount attributable to the 2008 and 2009 restructurings, a $5.6 million decrease in consulting, lab supplies, facilities, depreciation and other overhead costs related to our 2008 and 2009 restructurings, as well as a $1.0 million decrease in non-cash stock-based compensation expense.

General and administrative expenses were $5.1 million in the fourth quarter of 2009 compared to $3.0 million in the fourth quarter of 2008. General and administrative expenses were $17.1 million in the year ended December 31, 2009 compared to $14.5 million in the year ended December 31, 2008. The increase was due primarily to professional and consulting expenses related to our merger with Neuromed.

Conference Call Information:

CombinatoRx senior management, including Mark H.N. Corrigan, MD, President and Chief Executive Officer and Justin Renz, Senior Vice President and Chief Financial Officer of CombinatoRx, will provide an update on the Company, discuss fourth quarter and year-end 2009 financial results and discuss expectations for the future via conference call at 8:30 a.m. EDT on Thursday, March 25, 2010. To access the call, please dial 866-383-7998 (domestic) or 617-597-5329 (international) five minutes prior to the start time and provide the passcode 67986161. A replay of the call will be available beginning at 11:30 a.m. ET on March 25, 2010. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), and provide the passcode 35427451. A live audio webcast of the call will also be available on the “Investors” section of the company’s website, www.combinatorx.com. An archived audio webcast will be available on the CombinatoRx website two hours after the event.

About CombinatoRx:

CombinatoRx, Incorporated (CRXX) develops novel drug candidates with a focus on the treatment of pain and inflammation. The company applies its combination drug discovery capabilities and its selective ion-channel modulation platform to generate innovative therapeutics. To learn more about CombinatoRx, please visit www.combinatorx.com.

245 First Street, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, the product Exalgo™ and its ability to generate future royalty revenue for CombinatoRx, Fovea’s product candidate Prednisporin™, its clinical potential and the amended agreement with Fovea, the potential of the CombinatoRx product candidate Synavive, the Combinatorx collaboration with Novartis, the CombinatoRx selective ion channel modulation platform, its combination drug discovery technology, and CombinatoRx’s financial condition, results of operations, projected expenses, cash positions and business plans. These forward-looking statements about future expectations, plans, objectives and prospects of CombinatoRx may be identified by words like "believe," "expect," "may," "will," "should," "seek," or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the sale and marketing of Exalgo by Covidien, risks related to the development and regulatory approval of CombinatoRx’s product candidates, the unproven nature of the CombinatoRx drug discovery technologies, the ability of Covidien, Novartis and Fovea to perform their obligations under their collaboration agreements with CombinatoRx, the ability of the Company or its collaboration partners to initiate and successfully complete clinical trials of its product candidates, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section beginning on page 31 of CombinatoRx's Form S-4 Registration Statement filed in connection with its merger with Neuromed (File No. 333-161146), on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

(c) 2010 CombinatoRx, Incorporated. All rights reserved.

-End-

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Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,

	2009	2008 as Adjusted	2009	2008 as Adjusted

Revenue
Collaborations	$8,384	$3,248	$16,320	$11,462
Government contracts and grants	196	210	953	842

Total revenue	8,580	3,458	17,273	12,304

Operating expenses:
Research and development	3,120	9,819	21,244	55,296
General and administrative	5,056	3,039	17,081	14,469
Restructuring	123	4,637	2,736	4,637
Amortization of intangible asset	520	—	520	—
Gain on legal settlement	(3,700)	—	(3,700)	—

Total operating expenses	5,119	17,495	37,881	74,402

Loss from operations	3,461	(14,037)	(20,608)	(62,098)
Interest income	15	199	257	2,264
Interest expense	—	(123)	(28)	(651)
Loss on early extinguishment of debt	—	(195)	—	(195)
Gain on revalue of contingent consideration	12,068	—	12,068	—
Gain on bargain purchase	9,809	—	9,809	—
Other expense	(249)	(24)	(281)	(4)

Net income (loss) before provision for income
taxes	25,104	(14,180)	1,217	(60,684)

Benefit for income taxes	67	128	67	108

Net income (loss) from continuing operations	25,171	(14,052)	1,284	(60,576)

Discontinued operations:
Loss from operations of discontinued subsidiary	—	(1,182)	(1,536)	(4,557)
Gain on disposal of discontinued operations	—	—	15,640	—

Gain (loss) on discontinued operations	—	(1,182)	14,104	(4,557)

Net income (loss)	$25,171	$(15,234)	$15,388	$(65,133)

Net income (loss) per share - basic and diluted:
From continuing operations	$0.57	$(0.41)	$0.03	$(1.74)
From discontinued operations	—	(0.02)	0.38	(0.13)

Net income (loss) per share—basic and diluted	$0.57	$(0.43)	$0.41	$(1.87)

Weighted average number of common shares used
in net income (loss) per share calculation:
Basic	44,198,131	35,095,516	37,338,042	34,848,701

Diluted	44,503,062	35,095,516	37,491,237	34,848,701

Note: The Statements of Operations for the three and twelve months ended December 31, 2008 reflect the financial results of CombinatoRx Singapore as a discontinued operation.

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Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated
Consolidated Balance Sheets
(in thousands except per share data)
(Unaudited)
		December 31, 2008
	December 31, 2009	as Adjusted

Assets
Current assets:
Cash and cash equivalents	$8,779	$3,039
Restricted cash	750	1,250
Short-term investments	14,551	36,614
Accounts receivable	2,927	438
Prepaid expenses and other current assets	5,415	1,001
Current assets of discontinued operations	—	7,837

Total current assets	32,422	50,179

Property and equipment, net	8,380	12,400
Property and equipment of discontinued operations, net	—	995
Intangible asset, net	45,423	—
Restricted cash and other assets	1,927	2,923

Total assets	$88,152	$66,497

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,269	$2,842
Accrued expenses	5,495	4,067
Accrued restructuring	1,274	1,902
Deferred revenue	2,750	5,384
Current portion of lease incentive obligation	284	575
Current liabilities of discontinued operations	—	19,822

Total current liabilities	14,072	34,592

Deferred revenue, net of current portion	2,667	6,325
Deferred rent, net of current portion	775	1,680
Lease incentive obligation, net of current portion	1,726	4,074
Accrued restructuring, net of current portion	—	968
Other long-term liabilities	3,235	—
Contingent consideration	12,764	—
Liabilities of discontinued operations	—	66
Noncontrolling interest in discontinued operations	—	2,917
Stockholders’ equity:
Preferred stock, $0.001 par value: 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value: 200,000 shares authorized; 117,829 and 35,090 shares issued and
outstanding at December 31, 2009 and December 31, 2008, respectively	118	35
Additional paid-in capital	272,405	267,238
Accumulated other comprehensive (loss) income	(2)	73
Accumulated deficit	(219,608)	(251,471)

Stockholders’ equity	52,913	15,875

Total liabilities and stockholders’ equity	$88,152	$66,497

Note: The Balance Sheet as of December 31, 2008 reflects the reclassification of CombinatoRx Singapore as a discontinued operation.

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Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com